SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amended Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: September 10, 2004

LFG International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-103986	98-0384073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1577 W. 4th Ave., Vancouver, B.C.

Canada V6J 1L6

(Address of principal executive offices)

Registrant's telephone number, including area code: 604-732-3799

Can/Am Autosales, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 10, 2004, the Board of Directors appointed Fred Buzzelli as the its President and Chief Executive Officer, and as a member of the Board of Directors. Mr. Buzzelli has not been, nor is expected to be, named to any committees of the Board of Directors at this time.

Mr. Buzzelli, age 54, has been the principal partner of Buzzelli & Company, Chartered Accountants, Hamilton, Ontario, since 1977. The firm's clients include those operating in the technology, insurance, financial, real estate development, gaming and entertainment sectors. Via the firm's Consulting and Corporate Finance divisions, he has been involved in many financial advisory and intermediary engagements, from start up to mature market businesses that have included major real estate developments, a Canadian international airport and a North American health care insurance provider. Mr. Buzzelli received his BBA from Wilfrid Laurier University, School of Business and Economics, Waterloo, Ontario. He articled with PriceWaterhouse (Toronto), and qualified as a member of the Institute of Chartered Accountants of Ontario in 1974. He has lectured in Accounting and Finance at various Ontario Universities and Colleges during his career. Mr. Buzzelli was a co-founder of Image Stream Communications Inc., the world's first "smart" set top interactive technology provider to the hospitality and other private network markets. ISCI Technology was installed and licensed world-wide to companies such as AT&T, NEC Japan and FUBA Europe. Mr. Buzzelli is also a director and shareholder of several private companies, as well as director and officer of Canada Wood Specialties Inc., a century old major Canadian manufacturer and distributor of wood products. There are no family relationships among the directors, or executive officers. Within the next thirty (30) days, an employment contract will be offered to Mr. Buzzelli for his signature. Within two (2) business days of his acceptance of such contract, the terms will be disclosed in amendment to this Report on Form 8-K.

Mr. Buzzelli has not been a party to any transactions, or proposed transaction, during the past two years, to which the Company was or is to be a party.

Section 8 - Other Events

Item 8.01 Other Events

On September 10, 2004, the Company announced in a press release that Thurn und Taxis Asset Management AG, Munich, and Northamerican Sureties (Europe) AG, Zurich, have signed a letter of intent aimed at the acquisition of the majority interest of the Company, to be held by Lion Energy (Europe) Ltd. Lion Energy (Europe) Ltd., the sole shareholder of The London Finance Group Ltd., London (UK), had concluded an agreement to transfer all of the stock of The London Finance Group Ltd. to the Company, which would make it the majority shareholder of the Company. The intended transaction is subject to various conditions, including but not limited to due diligence and regulatory approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                        LFG INTERNATIONAL, INC.

September14, 2004                                                                     /s/ Fred Buzzelli

Date                                                                                               Fred Buzzelli, Chief Executive Officer